FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-09

----- Original Message -----
From: WELLS ABF SYNDICATE WELLS FARGO (WELLS FARGO SECURITI)
At: Sep 16 2013 15:49:45

**WFRBS 2013-C16 PRICING SPOTS

TREASURIES	SWAPS
2YR 99-30 3/4	2YR 15.75
3YR 100-06 3/4	3YR 14.75
5YR 99-12 1/4	4YR 17.00
7YR 99-03+	5YR 16.75
10YR 96-27	6YR 20.00
7YR 17.25
8YR 20.75
9YR 20.00
10YR 15.25
12YR 41.25

Wells Fargo Commercial Mortgage Securities, Inc., as depositor, has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.